Exhibit 10.2

Execution Copy

AMENDMENT TO THE LICENSE AND SUBLICENSE AGREEMENT

BY AND BETWEEN

CPEC LLC AND ARCA DISCOVERY INC.

THIS AMENDMENT (the “Amendment”), dated as of February, 22, 2006 (“Amendment Effective Date”), by and between CPEC LLC, a Delaware limited liability company having an office at 33 Hayden Avenue, Lexington, MA 02421 (“CPEC”) and ARCA Discovery, Inc., a corporation organized and existing under the laws of the State of Colorado and having its principal office at 1400 Sixteenth Street, Suite 220, Denver, Colorado 80202 (“ARCA”), amends the License and Sublicense Agreement effective as of October 28, 2003 (the “License Agreement”) by and between CPEC and ARCA.

WITNESSETH:

WHEREAS, CPEC and ARCA desire to amend the License Agreement upon the terms and conditions set forth herein, effective as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree, effective as of the Amendment Effective Date, as follows:

1. Except as otherwise defined herein, all defined terms used herein shall have the meanings set forth in the License Agreement.

2. Article 1 of the License Agreement is hereby amended to add the following new Sections to the end thereof:

“1.30 “ARCA’s Series A Preferred Stock Financing” shall mean ARCA’s first preferred stock financing on or subsequent to the Amendment Effective Date which, in one or more closings, raises an aggregate of at least $5 million in new funds.

1.31 “Equity Agreements” shall mean the Subscription Agreement in the form attached as Exhibit A, the Voting Agreement in the form attached as Exhibit B, the Investor Rights Agreement in the form attached as Exhibit C and the Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit D.”

3. Section 3.2.2 of the License Agreement is hereby amended and restated to read in its entirety as follows:

“3.2.2 In addition to the diligence obligations set forth in Section 3.2.1 above, ARCA shall also:

(a) complete ARCA’s Series A Preferred Stock Financing within three (3) months of the Amendment Effective Date; and

(b) either (i) receive an Institutional Review Board (“IRB”) approval of the protocol for a Phase 3 clinical trial with Product (after an End of Phase 2 Meeting) in patients with congestive heart failure within twelve (12) months after the Amendment Effective Date and commence such Phase 3 clinical trial within three (3) months after such IRB approval, and have raised sufficient financing to complete such trial prior to its commencement; or (ii) within eighteen (18) months of the Amendment Effective Date either (A) file an NDA for Product or (B) obtain an agreement with the FDA to permit a rolling review of the NDA for Product and file the initial section of such NDA in accordance with such agreement.”

4. Section 5.1 of the License Agreement is hereby amended and restated to read in its entirety as follows:

“5.1 Milestone Payments. Subject to the terms and conditions contained in this Agreement, and in consideration of the rights granted by CPEC hereunder, ARCA shall pay CPEC the following milestone payments, contingent upon occurrence of the specified event:

(a) US $1,000,000 upon the closing of ARCA’s Series A Preferred Stock Financing;

(b) US $500,000 upon the submission of an NDA with the FDA;

(c) US $250,000 upon [ * ];

(d) US $250,000 upon [ * ];

(e) US $8,000,000 within six (6) months of obtaining Regulatory Approval for marketing in the United States by the FDA;

(f) US $2,750,000 within six (6) months of [ * ]; and

(g) US $1,750,000 within six (6) months of [ * ].

For clarification, the parties acknowledge and agree that the first date of any rolling, initial or partial submission of any NDA or any portion or section of an NDA shall constitute the date of submission of an NDA for purposes of the foregoing milestone payments. ARCA shall notify CPEC in writing within ten (10) days after the achievement of each milestone and such notice shall be accompanied by the appropriate milestone payment.”

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

5. Section 5.2.1 (i) of the License Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Subject to the terms and conditions of this Agreement, and in further consideration of the rights granted by CPEC hereunder, ARCA shall pay to CPEC royalties in the applicable percentage set forth below for Net Sales in each Royalty Year of Products by ARCA, its Affiliates or sublicensees:

Annual Net Sales:	Royalty Rate:
Up to the first [ * ]:	7.5%
Over [ * ] and up to [ * ]:	10%
Over [ * ]:	20%”

6. Section 5.2 of the License Agreement is hereby amended to add at the end thereof a new Section 5.2.4 which shall read in its entirety as follows:

“5.2.4 Royalty Buy-Down. At any time during the period commencing on the Effective Date and expiring [ * ] after obtaining Regulatory Approval for marketing Product in the United States (the “Option Period”), ARCA shall have the option to buy-down the royalty rates set forth in Section 5.2.1 (i) as follows: For annual Net Sales over [ * ], and up to [ * ], ARCA shall have the option to buy-down up to two and one-half (2 1/2) percentage points (down to a rate of 7.5%), and for annual Net Sales over [ * ], ARCA shall have the option to buy-down up to eight (8) percentage points (down to a rate of 12%). To exercise the buy-down option, ARCA shall provide CPEC with a written notice electing to exercise the buy-down option at any time during the Option Period and, within [ * ] thereafter, pay to CPEC [ * ] reduction in royalty rate. The applicable royalty rate reduction shall be effective as of the date the related payment is made in full to CPEC.”

7. Article V of the License Agreement is hereby amended to add at the end thereof a new Section 5.8 which shall read in its entirety as follows:

“5.8. Equity Issuance. Subject to the terms and conditions contained in this Agreement and the Equity Agreements and in further consideration of the rights granted by CPEC hereunder and pursuant to the Amendment, ARCA shall, on the Amendment Effective Date, issue to CPEC and/or its designees an aggregate of 400,000 shares of ARCA’s Common Stock, $.001 par value per share.

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

8. Section 9.4 of the License Agreement is hereby amended by:

(a) replacing the address of ARCA with the following:

“ARCA Discovery, Inc.

1400 16th Street

Suite 220

Denver, CO 80202

Attention: President and Chief Executive Officer

Fax No.: 303-825-0883”;

and

(b) replacing the address of CPEC with the following:

CPEC LLC

33 Hayden Avenue

Lexington, MA 02421

Attention: Chief Executive Officer

Fax No.: 781-862-3859”

9. Except as expressly amended or waived by this Amendment, all of the provisions of the License Agreement shall remain in full force and effect. All references to the License Agreement, from and after the Amendment Effective Date, shall be to the License Agreement as amended by this Amendment.

10. In the event that any of the provisions contained in this Amendment are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. In such event, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purpose of this Amendment.

11. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflicts of law.

12. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

13. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

CPEC LLC.

By:	/s/ Mark S. Butler
Name:	Mark S. Butler
Title:	Executive Vice President

ARCA DISCOVERY, INC.

By:	/s/ Michael R. Bristow
Name:	Michael R. Bristow
Title:	President and Chief Executive Officer

Exhibit A

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Exhibit B

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Exhibit C

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Exhibit D

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

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